Exhibit 21.0

SUBSIDIARIES OF PROVIDENT BANKSHARES CORPORATION

Subsidiaries	State of Incorporation
Provident Bank (1)	Maryland
Provident Mortgage Corp	Maryland
Provident Financial Services, Inc.	Maryland
Provident Financial Subsidiary, Inc	Maryland
Provident Investment Company, Inc.	Maryland
PFS Sub 1, Inc	Maryland
Banksure Insurance Corporation	Maryland
PB Investment Corporation	Delaware
PB Investment Holdings LLC	Delaware
PB REIT, INC	Delaware
Provident Trust I	Delaware
Provident Trust III	Delaware
Southern Financial Statutory Trust I	Delaware
Southern Financial Capital Trust III	Connecticut
Southern Webtech, Inc	Virginia
Provident Lease Corp., Inc.	Maryland
Provident, LLC	Maryland
Lexington Properties Management, Inc.	Maryland
LPM Sub 1, Inc.	Maryland
LPM Sub 2, Inc.	Maryland
LPM Sub 3, Inc.	Maryland
LPM Sub 4, Inc.	Maryland
LPM Sub 5, Inc.	Maryland
LPM Sub 6, Inc.	Maryland
LPM Sub 7, Inc.	Maryland
LPM Sub 8, Inc.	Maryland
LPM Sub 9, Inc.	Maryland
LPM Sub 10, Inc.	Maryland
Court Square Leasing Corporation	Maryland

(1)	Also doing business as Provident Bank of Maryland and Court Square Financial Services.